State of Delaware Secretary of State Division  of   Corporatoi
ns
Delivered 03:20 PM 08/24/2020 FILED 03:20 PM 08/24/2020
SR  20206903529  -  File Number   3311473




CERTIFICATE OF INCORPORATION OF


Decentralized Crypto Financial Inc.


FIRST: SECOND:




THIRD:


FOURTH:


FIFTH:








SIXTH:

The name of the corporation is: Decentralized Crypto Financial
Inc.*

The address of the registered office of the corporation in the* State of Delaware is located at: 108 West 13th Street, Wilmington, Delaware 19801*
Located in the County of New Castle
The name of the registered agent at that address is: Business* Filings Incorporated
*
The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the* Delaware General Corporation Law.

The total number of shares of stock which the corporation is authorized to issue is 500,000,000 shares of common stock having a one ten thousandth of a cent ($0.0001) par value.

No director of the corporation will be personally liable to the* corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director
(i) for any breach of the director's duty ofloyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation oflaw, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

The name and address of the incorporator is Nicholas Scherling, 4795 Meadow Wood Ln, 200, Chantilly, Virginia 20151






I, the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file, and record this Certificate oflncorporation and do certify that the facts herein are true.


Isl Nicholas Scherling

Nicholas Scherling, Incorporator	Dated: 08/20/2020